EXHIBIT 8.1

Subsidiaries of the Registrant

Place of Incorporation
Subsidiaries:
CIAC/ChinaInterActiveCorp	Cayman Islands
Renren Gentle Height Co., Ltd.	Hong Kong
Qianxiang Shiji Technology Development (Beijing) Co., Ltd.	PRC
Link224 Inc.	Cayman Islands
Renren Game USA Inc.	USA
Renren Game Hong Kong Limited	Hong Kong
Juyou Hudong (Beijing) Technology Development Co., Ltd.	PRC
Renren Lianhe Holdings	Cayman Islands
Renren Lianhe (Hong Kong) Co., Ltd.	Hong Kong
Renren Study Inc.	Cayman Islands
Renren Auto Group	Cayman Islands
Renren Gongying Inc.	Cayman Islands
Renren LSTAR Holdings Inc.	Cayman Islands
Renren ZHCH Holdings Inc.	Cayman Islands
Renren CHYP Holdings Inc.	Cayman Islands
Renren KURY Holdings Inc.	Cayman Islands
Renren PLML Holdings Inc.	Cayman Islands
Renren CHRYPH Holdings Inc.	Cayman Islands
Renren BLCR Holdings Inc.	Cayman Islands
Renren ONER Holdings Inc.	Cayman Islands
Renren CRSP Holdings Inc.	Cayman Islands
Renren SF Holdings Inc.	Cayman Islands
Qianxiang Lianhe Technology Dvelopment (Beijing) Co., Ltd.	PRC
Wole Inc.	Cayman Islands
Beijing Woxiu Information Technology Development Co., Ltd.	PRC
JiehunChina Inc.	Cayman Islands
Jet Sound Hong Kong Company Limited	Hong Kong
Beijing Jiexun Shiji Technology Development Co., Ltd.	PRC
Renren Giant Way Ltd.	Hong Kong
Renren Giantly Limited	Hong Kong
Chime Technologies, Inc.	USA
Renren Huijin (Tianjin) Technology Co., Ltd.	PRC
Renren Winday Company Limited	Hong Kong
Variable Interest Entities:
Beijing Qianxiang Tiancheng Technology Development Co., Ltd.	PRC
Beijing Renren Jinfu Investment Management Co., Ltd.	PRC
Guangzhou Xiuxuan Brokers Co., Ltd.	PRC
Beijing Qianxiang Yixin Technology Development Co., Ltd.	PRC
Shanghai Jieying Automobile Sales Co., Ltd.	PRC
Subsidiaries of Variable Interest Entities:
Beijing Qianxiang Wangjing Technology Development Co., Ltd.	PRC
Shanghai Qianxiang Changda Internet Information Technology Development Co., Ltd.	PRC
Beijing Wole Shijie Information Technology Co., Ltd	PRC
Shanghai Wangjing Commercial Factoring Co., Ltd.	PRC
Beijing Kirin Wings Technology Development Co., Ltd.	PRC
Beijing Jingwei Zhihui Information Technology Co., Ltd.	PRC
Shanghai Wangjing Investment Management Co., Ltd.	PRC

Ex. 8.1-1

Fenqi Winday Co., Ltd.	Hong Kong
Renren Finance, Inc.	Cayman Islands
Beijing Zhenzhong Hudong Information Technology Co., Ltd.	PRC
Beijing Renren Zhihui Technology Co., Ltd.	PRC
Shanghai Mumian Hudong Internet Information Service Co., Ltd.	PRC
Souxun Financial Advisory (Beijing) Co., Ltd.	PRC
Baotou Ruiyang Ecomonic Information Service Co., Ltd.	PRC
Shanghai Renren Finance Leasing Co., Ltd.	PRC
Shanghai Heiguo Internet Information Technology Co., Ltd.	PRC
Tianjin Zhenzhong Hudong Information Technology Co., Ltd.	PRC
Beijing Qianxiang Wanxin Technology Development Co., Ltd.	PRC
Guangzhou Qunge Information Technology Co., Ltd.	PRC
Beijing Rongqi Technology Development Co., Ltd.	PRC
Beijing Rongli Technology Services Co., Ltd.	PRC

Ex. 8.1-2